Exhibit 5.1

August 21, 2009

NovaBay Pharmaceuticals, Inc.
5980 Horton Street, Suite 550
Emeryville, CA 94608

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by NovaBay Pharmaceuticals, Inc., a California corporation (the “Company”), of 1,225,000 shares of the Company’s common stock, par value $0.01 (the “Shares”), plus warrants (the “Warrants”) to purchase an additional 1,225,000 shares of the Company’s common stock (the “Warrant Shares”) pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-159917) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus dated August 10, 2009 (the “Base Prospectus”), and the prospectus supplement dated August 21, 2009 filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”).  (The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.”)  The Shares, the Warrants and the Warrant Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Amended and Restated Articles of Incorporation, its Amended and Restated Bylaws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Our opinion herein is expressed solely with respect to the federal laws of the United States, the General Corporation Law of the State of California and, as to the Warrants constituting valid and legally binding obligations of the Company, with respect to the laws of the State of New York.  Our opinion is based on these laws as in effect on the date hereof.  We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.  With regard to our opinion regarding the Warrant Shares to be issued upon exercise of the Warrants after the date hereof, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Warrant Shares, of the Company and/or antidilution adjustments to outstanding securities, including the Warrants, of the Company may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

NovaBay Pharmaceuticals, Inc.
Page Two

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward Kronish llp

By:	/s/ Brett D. White
Brett D. White